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                                                                   EXHIBIT 23.1

               CONSENT OF SIEGAL SMITH CERTIFIED PUBLIC ACCOUNTANTS

                                     CONSENT

     We, Siegal Smith, CPA, hereby consent to the use of our report dated July 27, 2000, relating to the audited financial statements for period from inception (April 13, 2000) to June 20, 2000 in the registration statement on Form SB-2 of Lionheart.ws, Inc. to be filed with the Securities and Exchange Commission.

October 30, 2000

/s/Siegel Smith
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Siegel Smith
Certified Public Accountants